EXHIBIT 2

JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule, as it may be amended, jointly on behalf of each of such parties.

Dated: April 19, 2017

Erik E. Bergstrom Living Trust (Administrative Trust)		Erik E. Bergstrom Charitable Remainder Trust

By:	/s/ Edith H. Bergstrom	By:	/s/ Edith H. Bergstrom
	Edith H. Bergstrom		Edith H. Bergstrom
	Trustee		Trustee

Edith H. Bergstrom Living Trust

		By:	/s/ Edith H. Bergstrom
	/s/ Edith H. Bergstrom		Edith H. Bergstrom
	Edith H. Bergstrom		Trustee

Erik E. and Edith H. Bergstrom Foundation

	/s/ Julia R. Bolous	By:	/s/ Edith H. Bergstrom
	Julia R. Bolous		Edith H. Bergstrom
Trustee

		By:	/s/ Julia R. Bolous
	/s/ Janet Grieg		Julia R. Bolous
	Janet Grieg		Trustee

		By:	/s/ Janet Grieg
	/s/ Wylie Grieg		Janet Grieg
	Wylie Grieg		Trustee

		By:	/s/ Wylie Grieg
Wylie Grieg
Trustee